                                                                    EXHIBIT 99.5

                           NONCOMPETITION AGREEMENT

     This Agreement between MHI Group, Inc. (the "Company") and J.C. Ogier Mathewes (the "Executive") is effective as of August 14, 1995.

     The Company and the Executive agree that the Executive is a skilled employee who has important and valuable knowledge and talents which benefit the Company in its business and that the Company's business would be irreparably harmed in the event that the Executive competed with the Company in its line of business after the Executive's termination of employment with the Company. Accordingly, the Company and the Executive agree as follows:

     1.  Effective Date and Term.  This Agreement is effective as of August 14,
         -----------------------
1995 and shall remain in effect thereafter until the later of the termination of the Severance Benefits Agreement between the Company and the Executive, effective as of June 30, 1995 (the "Severance Agreement") and August 4, 1996.

     2.  Noncompetition.  In consideration for the benefit payment set forth in
         --------------
Section 3 below, the Executive agrees that for a period of one year after the occurrence of a Termination Date (as defined in the Severance Agreement), Executive shall not, directly or indirectly, operate, manage, own or participate in, or in any manner be affiliated with, any business or venture that engages in competition with the Company or any of its affiliates, successors and assigns in any line of business engaged in by the Company as of the Termination Date.

     3.  Benefit Payment.  In consideration for the Executive's refraining from
         ---------------
competition with the Company as set forth in Section 2 above, the Company agrees to pay to the Executive a lump sum amount, in cash, equal to $121,000, within ten (10) business days after a Termination Date.

     4.  Disputes; Partial Invalidity.  Any dispute or controversy arising under
         ----------------------------
or in connection with this Agreement shall be settled and judgement may be entered in the circuit court in and for Leon County, Florida. If any provision of this Agreement is held to be invalid, void or unenforceable, any court so holding shall substitute a valid, enforceable provision that preserves, to the maximum lawful extent, the terms and intent of this Agreement.

     5.  Assignment.  Except as otherwise provided herein, this Agreement shall
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be binding upon, inure to the benefit of and be enforceable by the Company and the Executive and upon their respective legal representatives, successors, heirs and assigns. If the Company shall be merged into or consolidated with another entity, the provisions of this Agreement shall be binding upon and inure to the benefit of the entity surviving such merger or resulting from such consolidation.

     6.  Withholding.  Notwithstanding any provisions hereof, the Company may,
         -----------
to the extent required by law, withhold applicable federal, state and local income and other taxes from any payments due to the Executive hereunder.

     7.  Applicable Law.  This Agreement shall be governed by and construed in
         --------------
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accordance with the laws of the State of Florida applicable to contracts made and to be performed therein, without reference to the provisions of the conflict of laws therein.

     8.  Entire Agreement.  This Agreement constitutes the entire agreement
         ----------------
between the parties and, except as expressly provided herein, supersedes all other prior agreements concerning the Executive's competition with the Company after termination of employment with the Company. This Agreement may be changed only by a written agreement executed by the Company and the Executive.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the 14th day of August, 1995.

                                MHI GROUP, INC.

                                    /s/ Clifford R. Hinkle
                                By:______________________________

                                    /s/ J.C. Ogier Mathewes
                                _________________________________
                                Executive

                            NONCOMPETITION AGREEMENT

     This Agreement between MHI Group, Inc. (the "Company") and Jane Harris (the "Executive") is effective as of August 14, 1995.

     The Company and the Executive agree that the Executive is a skilled employee who has important and valuable knowledge and talents which benefit the Company in its business and that the Company's business would be irreparably harmed in the event that the Executive competed with the Company in its line of business after the Executive's termination of employment with the Company. Accordingly, the Company and the Executive agree as follows:

     1.  Effective Date and Term.  This Agreement is effective as of August 14,
         -----------------------
1995 and shall remain in effect thereafter until the later of the termination of the Severance Benefits Agreement between the Company and the Executive, effective as of June 30, 1995 (the "Severance Agreement") and August 14, 1996.

     2.  Noncompetition.  In consideration for the benefit payment set forth in
         --------------
Section 3 below, the Executive agrees that for a period of one year after the occurrence of a Termination Date (as defined in the Severance Agreement), Executive shall not, directly or indirectly, operate, manage, own or participate in, or in any manner be affiliated with, any business or venture that engages in competition with the Company or any of its affiliates, successors and assigns in any line of business engaged in by the Company as of the Termination Date.

     3.  Benefit Payment.  In consideration for the Executive's refraining from
         ---------------
competition with the Company as set forth in Section 2 above, the Company agrees to pay to the Executive a lump sum amount, in cash, equal to $49,000, within ten
(10) business days after a Termination Date.

     4.  Disputes; Partial Invalidity.  Any dispute or controversy arising under
         ----------------------------
or in connection with this Agreement shall be settled and judgement may be entered in the circuit court in and for Leon County, Florida. If any provision of this Agreement is held to be invalid, void or unenforceable, any court so holding shall substitute a valid, enforceable provision that preserves, to the maximum lawful extent, the terms and intent of this Agreement.

     5.  Assignment.  Except as otherwise provided herein, this Agreement shall
         ----------
be binding upon, inure to the benefit of and be enforceable by the Company and the Executive and upon their respective legal representatives, successors, heirs and assigns. If the Company shall be merged into or consolidated with another entity, the provisions of this Agreement shall be binding upon and inure to the benefit of the entity surviving such merger or resulting from such consolidation.

     6.  Withholding.  Notwithstanding any provisions hereof, the Company may,
         -----------
to the extent required by law, withhold applicable federal, state and local income and other taxes from any payments due to the Executive hereunder.

     7.  Applicable Law.  This Agreement shall be governed by and construed in
         --------------
accordance with the laws of the State of Florida applicable to contracts made and to be performed therein, without reference to the provisions of the conflict of laws therein.

     8.  Entire Agreement.  This Agreement constitutes the entire agreement
         ----------------
between the parties and, except as expressly provided herein, supersedes all other prior agreements concerning the Executive's competition with the Company after termination of employment with the Company. This Agreement may be changed only by a written agreement executed by the Company and the Executive.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the 14th day of August, 1995.

                                       MHI GROUP, INC.

                                           /s/ Clifford R. Hinkle
                                       By:______________________________

                                           /s/ Jane Harris
                                       _________________________________
                                       Executive